Exhibit 10.33

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

LICENSE AGREEMENT - AMENDMENT THREE

This third Amendment (hereinafter “Amendment Three”) serves as a modification to the License Agreement, having an effective date of October 14, 2013, and having a first amendment with an effective date of December 27, 2013, and a second amendment with an effective date of March 23, 2015, made by and between the University of Iowa Research Foundation, an Iowa Corporation having its principal office at 6 Gilmore Hall, 112 North Capitol Street, Iowa City, Iowa 52242 (hereinafter “UIRF”), and Spark Therapeutics, Inc. (formerly known as AAVenue Therapeutics, LLC) a Delaware Corporation having a principal place of business at 3737 Market Street, Suite 1300 Philadelphia, Pennsylvania, 19104 (hereinafter "Licensee") (the License Agreement together with the first and second amendments hereinafter the “Agreement”).

Whereas, UIRF and Licensee desire that the Agreement be amended in order to add certain patents and patent applications, including those described and disclosed as part of:
[**]
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, UIRF and Licensee, intending to be bound, hereby mutually agree to the following:

1.	Appendix A “Patent Rights” shall be amended to add the following patents and patent applications:

UIRF Invention No.	Title of Patent Application	Applica-tion No.	Patent / IP No.	Applica-tion Filing Date	Issue Date of Patent	Status	Country of Filing	UIRF Patent No.

[**]	[**]	[**]		[**]		[**]	[**]	[**]
[**]	[**]	[**]		[**]		[**]	[**]	[**]
[**]	[**]	[**]		[**]		[**]	[**]	[**]
[**]	[**]	[**]				[**]	[**]	[**]

[**]	[**]	[**]		[**]		[**]	[**]	[**]
[**]	[**]	[**]		[**]		[**]	[**]	[**]
[**]	[**]	[**]		[**]		[**]	[**]	[**]

[**]	[**]	[**]		[**]		[**]	[**]	[**]

[**]	[**]	[**]		[**]		[**]	[**]	[**]

2.
In accordance with Section 6.1 of the License, which states that “LICENSEE shall reimburse UIRF for all reasonable expenses UIRF incurs for the preparation, filing, prosecution and maintenance of PATENT RIGHTS,” Licensee agrees to pay UIRF for all unreimbursed out-of-pocket patent expenses relating to the PATENT RIGHTS, which includes new patent families specified in Article 1 of this Amendment Three.

3.
As partial consideration for the addition of patents and patent applications to Appendix A “Patent Rights,” as described in Article 1 above, LICENSEE will pay to the UIRF a non-refundable amount of [**] U.S. Dollars ($[**]).

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Three in duplicate originals by their duly authorized officer or representative. The effective date of this Amendment Three is the date of the last signature below.

University of Iowa Research Foundation            Spark Therapeutics, Inc.

By: /s/ Zev Sunleaf_________________            By: _/s/ Jeffrey D. Marrazzo_________

Name: Zev Sunleaf	Name: Jeffrey D. Marrazzo

Title: Executive Director	Title: CEO

Date: January 6, 2016                    Date: January 6, 2016